REGISTRATION RIGHTS AGREEMENT


                  This REGISTRATION RIGHTS AGREEMENT, dated November 13, 2000 (this "AGREEMENT"), is entered into among Z-TEL TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY") and the investors listed on the signature pages hereto (the "INVESTORS").

                  WHEREAS, the Company and the Investors have executed a Stock and Warrant Purchase Agreement, dated as of October 19, 2000, by and among the Company and the Investors (the "STOCK PURCHASE AGREEMENT"); and

                  WHEREAS, the Company and the Investors wish to agree upon the terms and conditions on which the Company will provide for registration of the Registrable Securities (as defined below);

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                        I
                                   DEFINITIONS

                  "AFFILIATE" means affiliate, as that term is defined under Rule 144.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock of the Company, par value $0.01 per share.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FUND" means The 1818 Fund III, L.P.

                  "PROSPECTUS" means the prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including without limitation post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                  "REGISTRABLE SECURITIES" means (i) any shares of Common Stock issued or issuable upon conversion or exchange of the Series E Preferred, (ii) the shares of

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Common Stock issuable upon exercise of the Warrants, (iii) any Related
Registrable Securities and (iv) any shares of Common Stock owned by an Investor. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act and the purchaser thereof does not receive "restricted securities" as defined in Rule 144, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not, in the opinion of counsel for the holders thereof, require registration of them under the Securities Act or (d) they shall have ceased to be outstanding.

                  "REGISTRATION EXPENSES" means all fees and expenses relating to a Registration Statement incident to the performance of or compliance with this Agreement by the Company, including without limitation (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) in compliance with securities or "blue sky" laws (including without limitation reasonable fees and disbursements of counsel for the underwriters or selling holders in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including printing of prospectuses if requested by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of independent certified public accountants of the Company (including the reasonable expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc., if any,
(vii) Securities Act liability insurance if the Company desires such insurance,
(viii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities by the Company are then listed, (ix) fees and expenses of all other persons retained by the Company, and (x) the reasonable fees and disbursements, not to exceed a total of $50,000, of not more than one counsel for the holders of the Registrable Securities chosen by the holders of a majority of the Registrable Securities being registered; PROVIDED, HOWEVER, that Registration Expenses will not include underwriting discounts and commissions relating to the offer and sale of Registrable Securities, all of which shall be borne by the holders of such Registrable Securities.

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                                                                               3

                  "REGISTRATION STATEMENT" means any Registration Statement under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including without limitation the related Prospectus, all amendments and supplements to such Registration Statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

                  "RELATED REGISTRABLE SECURITIES" means, with respect to shares of Common Stock issuable upon conversion or exchange of the Series E Preferred, any securities of the Company issued or issuable with respect to such shares of Common Stock by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                  "RULE 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SERIES E PREFERRED" means the 8% Convertible Preferred Stock, Series E, of the Company, par value $0.01 per share, issued pursuant to the Stock Purchase Agreement.

                  "SHARES" means the shares of equity securities of the Company outstanding from time to time.

                  "UNDERWRITTEN OFFERING" means a distribution, registered pursuant to the Securities Act, in which securities of the Company are sold to an underwriter for reoffering to the public.

                  "WARRANTS" means the warrants issued to the Investors pursuant to the Stock Purchase Agreement.

                  1.2 Whenever a number or percentage of Registrable Securities is to be determined hereunder, each then-outstanding Share that is exercisable to purchase, convertible into or exchangeable for shares of capital stock of the Company will be deemed to be equal to the number of shares of Common Stock for which such Share (or the security into which such Share is then convertible) is then so purchasable, convertible or exercisable.

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                                       II
                     REGISTRATION UNDER SECURITIES ACT, ETC.


                  2.1      SHELF REGISTRATION

                           (a)      FILING AND EFFECTIVENESS OF SHELF
REGISTRATION. At any time after July 6, 2001, at the request of a majority of the holders of the Registrable Securities, the Company shall file on one occasion an "evergreen" shelf Registration Statement solely with respect to the Registrable Securities and pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION") on Form S-3 (or such successor form). The Company shall use its reasonable best efforts to have the Shelf Registration declared effective as soon as practicable after such filing, and shall use its reasonable best efforts to keep the Shelf Registration effective and updated, from the date such Shelf Registration is declared effective until such time as all of the Registrable Securities shall cease to be Registrable Securities. The holders of Registrable Securities can request that the Company prepare prospectus supplements to the Shelf Registration with respect to Underwritten Offerings of Registrable Securities; PROVIDED that the Company shall not be required to (i) prepare prospectus supplements with respect to more than four completed Underwritten Offerings of Registrable Securities, (ii) consummate more than one Underwritten Offering for Registrable Securities in any six-month period, or
(iii) prepare a preliminary prospectus supplement for an Underwritten Offering for Registrable Securities valued at less than $20 million, based on the estimated offering price at the time such preliminary prospectus supplement is to be prepared.

                           (b)      SUPPLEMENTS AND AMENDMENTS; EXPENSES.  The
Company shall supplement or amend, if necessary, the Shelf Registration, as required by the instructions applicable to such registration form or by the Securities Act or as reasonably required by the holders of (or any underwriter for) more than 50% of the Registrable Securities, and the Company shall furnish to the Holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company shall pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration. In no event shall a Shelf Registration which is an Underwritten Offering include securities other than Registrable Securities, unless a majority of the holders of Registrable Securities consent to such inclusion.

                           (c)      EFFECTIVE SHELF REGISTRATION STATEMENT.
A Shelf Registration pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a Shelf Registration has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities held by the holders of Registrable Securities requesting such registration and until such time as all of such Registrable Securities have been disposed of under the Shelf Registration or (ii) if after it has become effective, the Shelf Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or

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                                                                               5

other governmental agency or court and has not within a 10-day period thereafter become effective.

                           (d)      NOTIFICATION TO COMPANY.  Holders of
Registrable Securities shall notify the Company before using any prospectus to enable the Company to determine whether a notice pursuant to Section 2.3(viii) is necessary.

                           (e)      SELECTION OF UNDERWRITERS.  The underwriter
or underwriters of each Underwritten Offering of the Registrable Securities shall be selected by the Fund and shall be reasonably acceptable to the Company.

                  2.2      PIGGYBACK REGISTRATION.

                           (a)      RIGHT TO INCLUDE REGISTRABLE SECURITIES.
If the Company at any time proposes to register any shares of Common Stock or any securities convertible into Common Stock under the Securities Act by registration on any form (other than Forms S-4 or S-8, or any registration statement filed in connection with a business combination, dividend reinvestment plan, offering to employees or any successor forms to Forms S-4 or S-8), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 30 days after the receipt of any such notice, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Requesting Holders thereof; PROVIDED, HOWEVER, that prior to the effective date of the Registration Statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price that any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such Registration Statement; PROVIDED FURTHER, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities, PROVIDED, HOWEVER, that such period shall not exceed an aggregate of 90 days in any 12-month period. No

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registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any offering upon request under Section 2.1.

                           (b)      PRIORITY IN PIGGYBACK REGISTRATIONS.
If the managing underwriter of any underwritten offering shall inform the Company by letter of its opinion that the number or type of Registrable Securities requested to be included in such registration would materially adversely affect such offering, and the Company has so advised the Requesting Holders in writing, then the number of Registrable Securities included in such offering shall be reduced, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by the managing underwriter, and any securities to be excluded shall come (i) first, pro rata, on the basis of the number of shares proposed to be registered, from the holders of Registrable Securities and other participating selling shareholders who are not holders of Registrable Securities, if any, who have a contractual right under a written agreement with the Company to offer shares on a "piggyback" basis in such offering, and (ii) after all such securities are excluded, from the shares to be offered by the Company and any shareholder or shareholders on whose behalf the secondary registration was initiated so long as such registration was initiated pursuant to a "demand" registration right of such shareholder or shareholders, in accordance with the agreement of such parties.

                           (c)      EXPENSES.  The Company will pay all
Registration Expenses in connection with any registration effected pursuant to this Section 2.2.

                  2.3 REGISTRATION PROCEDURES. If and whenever the Company is required to effect the offering or registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will, as expeditiously as possible:

                                    (i)     prepare and (within 90 days of the
request or in any event as soon thereafter as practicable) file with the Commission the requisite Registration Statement or Prospectus or supplement to effect such registration or offering and thereafter use its reasonable best efforts to cause such Registration Statement to become effective; PROVIDED, HOWEVER, that the Company may discontinue any registration of its securities that are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities that are Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto; PROVIDED, HOWEVER, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, other than deemed amendments resulting from filing documents that are incorporated by reference, the Company will furnish to one counsel for the holders of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, and will provide such counsel a reasonable period of time to review and comment on such documents. The Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement

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thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement shall reasonably object on a timely basis;

                                    (ii)    prepare and file with the
Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until the earlier of (a) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; or (b) such time as all of the Registrable Securities cease to be Registrable Securities;

                                    (iii)     furnish to each seller of
Registrable Securities covered by such Registration Statement, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary Prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                                    (iv)    use its reasonable best efforts
(x) to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of a majority of the Registrable Securities covered by such Registration Statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (z) to take any other action that may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                                    (v)     use its reasonable best efforts to
cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

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                                    (vi)    in the case of an Underwritten
Offering, furnish at the appropriate time to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of:

                                            (x)      an opinion of counsel for
the Company, dated the effective date of such Registration Statement and, if applicable, the date of the closing under the underwriting agreement, and

                                            (y)      a "comfort" letter signed
by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Registration Statement,

covering substantially the same matters with respect to such Registration Statement (and the Prospectus) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the underwriters may reasonably request;

                                    (vii)   in the case of an Underwritten
Offering of any Registrable Securities subject to Section 2.1, cause representatives of the Company to participate in any "road show" or "road shows" reasonably requested by the underwriter;

                                    (viii)  notify each seller of Registrable
Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event (including those events referred to in Section 2.6) as a result of which, the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller, subject to the provisions of
Section 2.6, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Investors of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                                     (ix)   otherwise use its reasonable best
efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months,

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                                                                               9

beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such Registration Statement or Prospectus;

                                    (x)     provide and cause to be maintained
a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such registration; and

                                    (xi)    use its reasonable best efforts to
list all Registrable Securities covered by such Registration Statement on the NASDAQ or any national securities exchange on which Registrable Securities of the same class covered by such Registration Statement are then listed and, if no such Registrable Securities are so listed, on the NASDAQ or any national securities exchange on which the Common Stock is then listed.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to promptly furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing; PROVIDED, that any such information or questionnaires shall be given or made by a seller of Registrable Securities without representation or warranty of any kind whatsoever except representations with respect to the identity of such seller, such seller's Registrable Securities and such seller's intended method of distribution or any other representations required by applicable law.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (viii) of this
Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subdivision (viii) of this
Section 2.3 and Section 2.6 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  2.4      UNDERWRITTEN OFFERINGS.

                           (a)      REQUESTED UNDERWRITTEN OFFERINGS. If
requested by the underwriters for any Underwritten Offering by holders of Registrable Securities pursuant to an offering under Section 2.1, the Company will use its reasonable best efforts to enter

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into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, a majority of the holders of the Registrable Securities and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7. The holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to, or agreements with, the Company other than representations, warranties or agreements regarding the identity of such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.

                           (b)      PIGGYBACK UNDERWRITTEN OFFERINGS.
If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities, use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 2.2(b). The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding the identity of such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.

                           (c)      UNDERWRITING DISCOUNTS AND COMMISSION.
The holders of Registrable Securities sold in any offering pursuant to Section 2.4(a) or Section 2.4(b)

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shall pay all underwriting discounts and commissions of the underwriter or underwriters with respect to the Registrable Securities sold thereby.

                  2.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such Registration Statement, their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto (other than deemed amendments resulting from filing documents that are incorporated by reference), and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  2.6 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company may require any holder of Registrable Securities to cease selling under, and shall be entitled to delay seeking effectiveness of, and shall not be required to file a Registration Statement, amendment or post-effective amendment thereto or Prospectus supplement or to supplement or amend any Registration Statement if the Company is then involved in discussions concerning, or otherwise engaged in, an acquisition, disposition, financing or any other material transaction if the Company determines in good faith that the making of such a filing, supplement or amendment at such time would materially adversely effect or interfere with such transaction; PROVIDED, HOWEVER, that the Company shall not postpone pursuant to this Section 2.6 the ability of holders selling Registrable Securities to sell or the making of all such filings, supplements or amendments with respect to all registrations proposed pursuant to this Agreement for more than an aggregate of 90 days in any 12-month period. The Company shall promptly give the holders of Registrable Securities written notice of such postponement, which shall contain no information relating to the reasons for such postponement but will contain an approximation of the anticipated delay. Upon receipt by a holder of notice of an event of the kind described in this Section 2.6, such holder shall forthwith discontinue such holder's disposition of Registrable Securities until such holder's receipt of notice from the Company that such disposition may continue and of any supplemented or amended prospectus indicated in such notice.

                  2.7      INDEMNIFICATION.

                           (a)      INDEMNIFICATION BY THE COMPANY. The
Company will, and hereby does, indemnify and hold harmless, in the case of any Registration Statement filed

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                                                                              12

pursuant to Section 2.1 or 2.2, each seller of any Registrable Securities covered by such Registration Statement and each other Person, if any, who controls such seller (including in the case of the Fund, Brown Brothers Harriman & Co.) within the meaning of the Securities Act, and their respective directors, officers, partners, members, agents and affiliates against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, partner, member, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel (including those incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller and each such director, officer, partner, member, agent, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, member, agent or controlling person and shall survive the transfer of such securities by such seller.

                           (b)      INDEMNIFICATION BY THE SELLERS.  As a
condition to including any Registrable Securities in any Registration Statement or any Underwritten Offering pursuant to Section 2.1, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.7(a)) the Company and its respective directors, officers, partners, members, agents and affiliates and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, HOWEVER, that the liability of such indemnifying party under this
Section 2.7(b) shall be limited to the amount of the net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                           (c)      NOTICES OF CLAIMS, ETC.  Promptly after
receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.7(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both an indemnifying party and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at an indemnifying party's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to an indemnifying party or (b) any conflict or potential conflict exists between an indemnifying party and such indemnified party that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall an indemnifying party be required to pay fees and expenses under this Section 2.7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

                           (d)      CONTRIBUTION.  If the indemnification
provided for in this Section 2.7 shall for any reason be held by a court to be unavailable to an indemnified party under Section 2.7(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 2.7(a) or
(b), the indemnified party and the indemnifying party under Section 2.7(a) or
(b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same, including those incurred in connection with any claim for indemnity hereunder), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the Registration Statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such Registration Statement; PROVIDED, HOWEVER, that for purposes of this clause
(ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 2.7(d) are several in proportion to the relative value of their respective Registrable Securities covered by such Registration Statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                           (e)      OTHER INDEMNIFICATION.  Indemnification and
contribution similar to that specified in the preceding subdivisions of this
Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                           (f)      INDEMNIFICATION PAYMENTS.  The
indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                       III
                                  MISCELLANEOUS

                  3.1 RULE 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  3.2 NO INCONSISTENT AGREEMENTS. The Company will not, without the written consent of the holders of 50% of the Registrable Securities on or after the date hereof, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, the Company will not hereafter without the written consent of the holders of 50% of the Registrable Securities enter into any agreement with respect to its securities that grants, or modifies any existing agreement with respect to its securities to grant, to the holder of its securities in connection with any registration of such securities higher priority to the rights granted to the Investors under
Section 2.2(b).

                  3.3      AMENDMENTS AND WAIVERS; SEVERAL OBLIGATIONS.

                           (a)      The provisions of this Agreement, including
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Fund and the holders of 50% of the then- outstanding Registrable Securities (other than the Fund). Notwithstanding the foregoing, a waiver of or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of a majority of the Registrable Securities being sold by such holders (but shall in all cases include the Fund if it is selling securities in that offering); PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                           (b)      The execution of this Agreement by the
Company and any Investor shall bind the Investor and the Company, regardless of whether or how many other Investors have executed this Agreement. The execution of this Agreement by additional Investors from time to time until all of the Investors have executed this Agreement shall not be deemed an amendment to which
Section 3.3(a) applies.

                  3.4 OWNER OF REGISTRABLE SECURITIES. The Company will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the

Common Stock, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the Person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including without limitation the giving of notices under this Agreement.

                  3.5 FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  3.6 ASSIGNMENT. Each holder of the Registrable Securities may assign all or any part of its rights under this Agreement; but only to any Person to whom such holder sells, transfers, assigns or pledges such Registrable Securities; PROVIDED that, except as to transfers to Affiliates and to the partners of a holder that is a limited partnership, the transferee shall receive the benefit of the assignment of rights under this Agreement only if the transferee receives at least 100,000 (as adjusted for stock splits, combinations and the like) shares of Registrable Securities (or the equivalent thereof, if Series E Preferred or Warrants are transferred). In the event that such holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the holder shall also retain its rights with respect to its remaining Registrable Securities.

                  3.7 REMEDIES. In the event of a breach by the Company of its obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

                  3.8 NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing and will be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by fax, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid if to the Company, at the address set forth on the signature page hereto, and if to any holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 3.8.

                  3.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

                  3.10 HEADINGS. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

                  3.11 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles of such state.

                  3.12 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                  3.13 CERTAIN DISTRIBUTIONS. The Company shall not at any time make a distribution on or with respect to the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and such Registrable Securities are not changed or exchanged) of securities of another issuer if holders of Registrable Securities are entitled to receive such securities in such distribution as holders of Registrable Securities and any of the securities so distributed are registered under the Securities Act, unless the securities to be distributed to the holders of Registrable Securities are also registered under the Securities Act.

                  IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the day and year first written above.


                                        Z-TEL TECHNOLOGIES, INC.



                                        By:  /s/ D. Gregory Smith
                                        ----------------------------------------
                                        Name:  D. Gregory Smith
                                        Title: CEO



                                        THE 1818 FUND III, L.P.



                                        By:  /s/ Lawrence C. Tucker
                                        ----------------------------------------
                                        Name:  Lawrence C. Tucker
                                        Title: Partner